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EXHIBIT 99C.1




CONSOLIDATED STATEMENTS OF                            U S WEST, Inc.
OPERATIONS (UNAUDITED)

                        Quarter Ended          Six Months Ended
                           June 30,       %       June 30,       %
In millions              1997    1996  Change   1997    1996  Change
---------------------- ------- ------- ------ ------- ------- -------
SALES & OTHER REVENUES $3,787  $3,124    21.2 $7,553  $6,174    22.3
OPERATING EXPENSES
 Employee-related       1,215   1,098    10.7  2,363   2,141    10.4
 Other operating          820     609    34.6  1,662   1,200    38.5
 Taxes other than
  income taxes            115     111     3.6    239     218     9.6
 Depreciation & amort     830     588    41.2  1,660   1,172    41.6
                       ------- --------       ------- --------
Total oper expenses     2,980   2,406    23.9  5,924   4,731    25.2
                       ------- --------       ------- --------
Income from operations    807     718    12.4  1,629   1,443    12.9

Interest expense          266     136    95.6    544     271     -
Equity losses in
 unconsol ventures        153      77    98.7    318     143     -
Gains on sales of
 investments               44       -     -       95       -     -
Gains on sales of rural
 telephone exchanges       29      49   (40.8)    47      49    (4.1)
Guaranteed minority
 interest expense          22      12    83.3     44      24    83.3

Other expense - net        24      23     4.3     50      46     8.7
                       ------- --------       ------- --------
Income before inc taxes,
 extd item & cum effect
 of chg in acctg princ    415     519   (20.0)   815   1,008   (19.1)
Income tax provision      180     206   (12.6)   350     398   (12.1)
                       ------- --------       ------- --------
Income before extd
 item & cum effect
 of chg in acctg princ    235     313   (24.9)   465     610   (23.8)
Extraordinary item:
 Early extinguishment
 of debt - net of tax       3       -     -        3       -     -
                       ------- --------       ------- --------
Income before cum effect
 of chg in acctg princ    238     313   (24.0)   468     610   (23.3)
Cumulative effect of
 change in accounting
 principle - net of tax     -       -     -        -      34     -
                       ------- --------       ------- --------
NET INCOME                238     313   (24.0)   468     644   (27.3)

Preferred dividends        12       1     -       25       2     -
                       ------- --------       ------- --------
EARNINGS AVAILABLE FOR
 COMMON STOCK          $  226  $  312   (27.6)$  443  $  642   (31.0)
                       ======= ========       ======= ========

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CONSOLIDATED STATEMENTS OF                            U S WEST, Inc.
OPERATIONS (UNAUDITED)
                       Quarter Ended          Six Months Ended
In millions, except        June 30,       %       June 30,       %
per share amounts        1997    1996  Change   1997    1996  Change
---------------------- ------- ------- ------ ------- ------- -------
COMMUNICATIONS GROUP:
Average common shares
 outstanding            482.5    476.8   1.2  481.9    475.9   1.3
                       ======= ========       ======= ========
Earnings per common
 share:
Income before
 cumulative effect of
 change in accounting
 principle             $ 0.69   $ 0.68   1.5  $1.39    $1.30   6.9
Cumulative effect of
 change in accounting
 principle                -        -      -     -       0.07    -
                       ------- --------       ------- --------
Earnings per
 common share          $ 0.69   $ 0.68   1.5  $1.39    $1.37   1.5
                       ======= ========       ======= ========

MEDIA GROUP:
Average common shares
 outstanding            606.4    473.6  28.0  606.5    473.3  28.1
                       ======= ========       ======= ========

Loss per
 common share          $(0.17)  $(0.03)   -  $(0.38)  $(0.02)   -
                       ======= ========       ======= ========


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CONSOLIDATED STATEMENTS OF
OPERATIONS (UNAUDITED)

                        Quarter Ended          Six Months Ended
                           June 30,       %       June 30,       %
Dollars in millions      1997    1996  Change   1997    1996  Change
---------------------- ------- ------- ------ ------- ------- -------
SELECTED CONSOLIDATED
 DATA

Capital
  expenditures         $  868  $  758    14.5 $1,597  $1,561     2.3
Debt-to-capital
 ratio (1)<F1>           55.0%   54.8%#   -     55.0%   54.8%#   -
Employees              67,668  61,399    10.2 67,668  61,399    10.2
EBITDA                 $1,637  $1,306    25.3 $3,289  $2,615    25.8
EBITDA margin            43.2%   41.8%    -     43.5%   42.4%    -




 As of December 31, 1996.

<F1> 1 Ratio includes preferred securities and other preferred stock subject to mandatory redemption as a component of total capital. Including debt related to the net investment in assets held for sale, preferred securities and other preferred stock subject to mandatory redemption, the Company's percentage of debt to total capital was 59.8% and 59.5% at June 30, 1997 and December 31, 1996,
respectively.

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